UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported) January 23, 2009

                          ROCKY MOUNTAIN MINERALS, INC
                          ----------------------------
               (Exact Name of Registrant as Specified in Charter)


         Wyoming                        0-9060                    83-0221102
         -------                        ------                    ----------
(State or Other Jurisdiction          (Commission             (I.R.S. Employer
    of Incorporation)                 File Number)           Identification No.)


2480 North Tolemac Way, Prescott, Arizona                           86305
-----------------------------------------                           -----
(Address of Principal Executive Offices)                          (Zip Code)


       Registrant's telephone number, including area code: (928) 778 1450


          (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 1.02. Termination of a Material Definitive Agreement

                     WITHDRAWAL FROM CARR BOYD JOINT VENTURE

The Company advises that its wholly owned subsidiary, RMMI Australia Pty Ltd, ("RMMI") has formally withdrawn from the Carr Boyd Joint Venture, a nickel exploration venture in Western Australia.

On January 22, 2009, final agreements between all the joint venture participants; RMMI, Audax Resources Limited and Strategic Energy Resources Ltd (formally Eagle Bay Resources N.L) to early termination of the joint venture were agreed to.

The agreement terminating the joint venture required the parties to waive the 12 month notice period for termination by RMMI.

The decision to withdraw from the Carr Boyd Joint Venture was made acting on advice and recommendation from our technical consultant to the effect that there was little value in remaining in the Carr Boyd project. Over a 2-year period the Company carried out a comprehensive ground reconnaissance exploration program over the Carr Boyd property. A large number of samples were taken and submitted for analysis. The RMMI soil data set was integrated with a Western Mining Corporation historical Carr Boyd data sets, and as a result generated two anomalies at Carr Boyd North and Carr Boyd South. None of the areas targeted for sampling provided an outcome of sufficient merit to proceed to the next stage of exploration. The design of the RMMI soil survey over key areas at Carr Boyd was such as to complete a "once only program" (i.e. due to sample and line spacing, any significant anomalies would be walk-up drill targets). While results generated several areas of interest, with key anomalies field inspected, these inspections provided no drill targets. Within the geological terrain of Carr Boyd, only the Carr Boyd nickel sulphide deposits (not within our acreage) is known, despite 40 years of exploration. During the recent past period of high nickel prices the owners have failed to reopen this deposit, potentially indicating that economics even at the higher prices were not attractive. Our consultant concluded that little obvious value remains and recommended that no further work be undertaken.

There were no termination penalties incurred by RMMI.



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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   ROCKY MOUNTAIN MINERALS, Inc.

Date: January 23, 2009             By: /s/ M.A. Muzzin
                                       ---------------
                                       M.A. Muzzin
                                       President





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